Exhibit 10.5

Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT AND GUARANTY

This AMENDMENT NO. 2 TO CREDIT AGREEMENT AND GUARANTY, dated as of October 7, 2019 (this “Amendment”), is among Sonendo, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto, the Lenders party hereto (the “Lenders”) and Perceptive Credit Holdings, LP, a Delaware limited partnership, as the collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”). Reference is made to the Credit Agreement and Guaranty, dated as of June 23, 2017 (as amended or otherwise modified, the “Credit Agreement”), among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Collateral Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.

RECITALS

WHEREAS, on or around the date of the Credit Agreement, the Borrower borrowed an initial term loan in an aggregate principal amount of $10,000,000;

WHEREAS, as a condition to the effectiveness of Amendment No. 1 to Credit Agreement and Guaranty, dated as of October 3, 2018 (“Amendment No. 1”), among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Collateral Agent, the Borrower borrowed the first senior, secured, delayed-draw term loan provided for under the Credit Agreement in an aggregate principal amount of $10,000,000;

WHEREAS, the Borrower requested that the Lenders and the Collateral Agent amend the Credit Agreement in the form of Amendment No. 1 in order to, among other things, provide an additional, third tranche of senior, secured, delayed-draw term loans in an aggregate principal amount not to exceed $10,000,000;

WHEREAS, as a condition to the effectiveness of this Amendment, the Borrower will borrow the third tranche of senior, secured, delayed-draw term loan provided for under the Credit Agreement in an aggregate principal amount of $10,000,000;

WHEREAS, the Borrower has requested that the Lenders and the Collateral Agent amend the Credit Agreement in order to, among other things, provide an additional fourth and fifth tranche of senior, secured, delayed-draw term loans in an aggregate principal amount of $20,000,000; and

WHEREAS, subject to the terms and conditions hereof, the Lenders party hereto and the Collateral Agent are willing to agree to such amendments and other modifications.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS.

A. Each of the following definitions in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Borrowing” means, as the context may require, (i) the borrowing of the Initial Loan on the Closing Date, (ii) the borrowing of the Delayed Draw Loan on the Delayed Draw Date, (iii) the initial borrowing of Tranche 3 Loans on the initial Tranche 3 Borrowing Date; (iv) the second borrowing of the Tranche 3 Loans on the second Tranche 3 Borrowing Date; (v) the borrowing of the Tranche 4 Loan on the Tranche 4 Borrowing Date; or (vi) the borrowing of the Tranche 5 Loan on the Tranche 5 Borrowing Date.

“Borrowing Date” means, (i) with respect to the Initial Loan, the Closing Date, (ii) with respect to the Delayed Draw Loan, the Delayed Draw Date, (iii) with respect to the initial Tranche 3 Loans, the initial Borrowing of the Tranche 3 Borrowing Date, (iv) with respect to the second Borrowing of the Tranche 3 Loans, the second Tranche 3 Borrowing Date, (v) with respect to the Tranche 4 Loan, the Tranche 4 Borrowing Date, and (vi) with respect to the Tranche 5 Loan, the Tranche 5 Borrowing Date ; provided that there shall be no more than one (1) Borrowing Date for the Delayed Draw Loan and no more than two (2) Borrowing Dates for Tranche 3 Loans.

“Commitment” means, with respect to each Lender, the obligation of such Lender to make Loans to the Borrower in accordance with the terms and conditions of this Agreement, which commitment is in the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Commitment”, as such Schedule may be amended from time to time pursuant to an Assignment and Assumption or otherwise. The aggregate unused Commitments on the Amendment No. 2 Effective Date equal $20,000,000 (after giving effect to the Borrowing of all Tranche 3 Loans).

“Loans” means, collectively, the Initial Loan, the Delayed Draw Loan, the Tranche 3 Loans, the Tranche 4 Loan, the Tranche 5 Loan, and any PIK Loan, and “Loan” means any of the foregoing.

“Warrant” means, as the context may require, the Closing Date Warrant, the Delayed Draw Date Warrant, the Tranche 3 Initial Warrant, the Tranche 3 Subsequent Warrant, the Tranche 4 Warrant or the Tranche 5 Warrant.

B. The following definitions are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Amendment No. 2” means Amendment No. 2 to Credit Agreement and Guaranty, dated as of October 7, 2019, among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Collateral Agent.

“Amendment No. 2 Effective Date” means October 7, 2019.

“Tranche 4 Borrowing Certificate” has the meaning set forth in Section 6.04(b).

“Tranche 4 Borrowing Date” means the date of the Borrowing of the Tranche 4 Loan hereunder, which shall be no sooner than the date on which the Amendment No. 2 Effective Date shall have occurred and each of the conditions precedent set forth in Section 6.04 shall have been satisfied for such Borrowing.

“Tranche 4 Loan” means the term loans made by the Lenders pursuant to Section 6.04 hereof on the Tranche 4 Borrowing Date.

“Tranche 4 Warrant” means the warrant to be issued on the Tranche 4 Borrowing Date pursuant to Section 6.04(e), substantially in the form of Exhibit I, and exercisable into 60,000 shares of the Borrower’s Series E preferred stock.

“Tranche 5 Borrowing Certificate” has the meaning set forth in Section 6.05(b).

“Tranche 5 Borrowing Date” means the date of the Borrowing of the Tranche 5 Loan hereunder, which shall be no sooner than the date on which the Amendment No. 2 Effective Date shall have occurred and each of the conditions precedent set forth in Section 6.05 shall have been satisfied for such Borrowing.

“Tranche 5 Loan” means the term loans made by the Lenders pursuant to Section 6.05 hereof on the Tranche 5 Borrowing Date.

“Tranche 5 Warrant” means the warrant to be issued on the Tranche 5 Borrowing Date pursuant to Section 6.05(e), substantially in the form of Exhibit I, and exercisable into 60,000 shares of the Borrower’s Series E preferred stock.

C. Section 2.01 of the Credit Agreement is hereby amended by (1) re-designating clauses (d) and (e) as clauses (f) and (g), respectively, and (2) adding new clauses (d) and (e) to read as follows:

(d) On the terms and subject to the conditions of this Agreement, the Lenders agree to make the Tranche 4 Loan to the Borrower in a single Borrowing on the Tranche 4 Borrowing Date in an aggregate amount not to exceed $10,000,000.

(e) On the terms and subject to the conditions of this Agreement, the Lenders agree to make the Tranche 5 Loan to the Borrower in a single Borrowing on the Tranche 5 Borrowing Date in an aggregate amount not to exceed $10,000,000.

D. Section 3.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

3.01 Repayment. There will be no scheduled repayments of principal on the Loans prior to the Maturity Date. Except as earlier provided pursuant to Sections 3.03(b) and 11.02, the Borrower shall repay the entire outstanding balance of the Loans in full, in cash, on the Maturity Date.

E. Section 6 of the Credit Agreement is hereby amended by adding new Sections 6.04 and 6.05 to read as follows:

6.04 Conditions to the Borrowing of the Tranche 4 Loan. The obligation of the Lenders to fund the Borrowing of the Tranche 4 Loan shall be subject to the delivery of a Borrowing Notice for such Borrowing as required pursuant to Section 2.02(a) and the satisfaction of each of the conditions precedent set forth below in this Section 6.04.

(a) Tranche 4 Borrowing Date. No Borrowing of any Tranche 4 Loan shall have been made or requested to be made after December 31, 2020.

(b) Tranche 4 Borrowing Certificate. The Lenders shall have received, on the Tranche 4 Borrowing Date, a certificate, dated as of such date, in form and substance reasonably satisfactory to the Lenders (each, a “Tranche 4 Borrowing Certificate”), duly executed and delivered by a Responsible Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge, among other things, that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower as of such date and on the Tranche 4 Borrowing Date, and, at the time such certificate is delivered and on the Tranche 4 Borrowing Date, such statements shall in fact be true and correct, and such statements shall include that (i) both immediately before and after giving effect to the making of the Tranche 4 Loan, (x) the representations and warranties set forth in this Agreement and each other Loan Document shall, in each case, be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect which such representation and warranty shall, in each case, be true and correct in all respects) and (y) no Default shall have then occurred and be continuing, or would result from the Tranche 4 Loan to be advanced on the Tranche 4 Borrowing Date, and (ii) all of the conditions set forth in Section 6.04 have been satisfied; provided that, with respect to the certification referenced in clause (x) above relating to representations and warranties set forth in this Agreement or any other Loan Document, (1) references in such representations and warranties to “the Closing Date” or “the date hereof” shall be deemed to be references to the “Tranche 4 Borrowing Date” for the Borrowing of the Tranche 4 Loan to be made on such day, and (2) the Borrower may supplement the Schedules hereto and the other Loan Documents as reasonably necessary in order for such certification to be true and correct; provided that no such supplement shall be permitted in the event that the Lenders reasonably determine that the circumstance or event necessitating such supplement constituted a Material Adverse Effect or (with respect to any supplement that does not reflect a transaction permitted pursuant to this Credit Agreement) was otherwise materially adverse to the interests of the Lenders under the Loan Documents. All documents and agreements required to be appended to a Tranche 4 Borrowing Certificate or an updated Perfection Certificate, if any, shall be in form and substance reasonably satisfactory to the Lenders, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.

(c) Delivery of Note. Each Lender shall have received a Note, dated as of the Tranche 4 Borrowing Date and reflecting the Borrowing made (or to be made) on such date, duly executed and delivered by a Responsible Officer of the Borrower.

(d) Pro Forma Balance Sheet. The Lenders shall have received a pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of the Tranche 4 Borrowing Date, prepared in accordance with GAAP applied consistently with the Borrower’s previous audited financial statements, giving effect to the Borrowing of the Tranche 4 Loan and the application of the proceeds thereof.

(e) Tranche 4 Warrants. The Lenders shall have received an executed counterpart of the Tranche 4 Warrant.

(f) Perfection Certificate. On the Tranche 4 Borrowing Date, the Lenders shall have received (i) an updated Perfection Certificate, dated as of such date, that is true and correct as of the Tranche 4 Borrowing Date, duly executed and delivered by a Responsible Officer of the Borrower, or (ii) a certificate duly executed and delivered by a Responsible Officer of the Borrower certifying that the information disclosed in the Perfection Certificate delivered pursuant to Section 6.01(h), remains true, correct and complete in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect which such representation and warranty shall, in each case, be true and correct in all respects) as of the Tranche 4 Borrowing Date; provided that each reference therein to the Closing Date shall be deemed to refer to such Tranche 4 Borrowing Date, and each reference to the Initial Loan shall be deemed to refer to the Tranche 4 Loan being made on such Borrowing Date.

(g) Lien Searches. The Lenders shall be satisfied with Lien searches regarding the Borrower and its Subsidiaries made within two Business Days (or such earlier date as may be agreed by the Collateral Agent) prior to the Borrowing of the Tranche 4 Loan.

(h) Material Adverse Change. No Material Adverse Change shall have occurred since December 31, 2018.

(i) Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries shall be reasonably satisfactory in form and substance to the Lender and its counsel, and the Lender and its counsel shall have received all information, approvals, resolutions, opinions, documents or instruments as the Lenders or their counsel may reasonably request.

(j) Fees, Expenses, Etc. (i) On the Tranche 4 Borrowing Date, the Lenders shall have received a delayed draw fee in an amount equal to $150,000, and (ii) on the Tranche 4 Borrowing Date, each of the Collateral Agent and the Lenders shall have received all fees, costs and expenses due and payable pursuant to Section 14.03 (including the Lenders’ legal fees and expenses).

6.05 Conditions to the Borrowing of the Tranche 5 Loan. The obligation of the Lenders to fund the Borrowing of the Tranche 5 Loan shall be subject to the delivery of a Borrowing Notice for such Borrowing as required pursuant to Section 2.02(a) and the satisfaction of each of the conditions precedent set forth below in this Section 6.05.

(a) Tranche 5 Borrowing Date. No Borrowing of any Tranche 5 Loan shall have been made or requested to be made after December 31, 2020.

(b) Tranche 5 Borrowing Certificate. The Lenders shall have received, on the Tranche 5 Borrowing Date, a certificate, dated as of such date, in form and substance reasonably satisfactory to the Lenders (each, a “Tranche 5 Borrowing Certificate”), duly executed and delivered by a Responsible Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge, among other things, that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower as of such date and on the Tranche 5 Borrowing Date, and, at the time such certificate is delivered and on the Tranche 5 Borrowing Date, such statements shall in fact be true and correct, and such statements shall include that (i) both immediately before and after giving effect to the making of the Tranche 5 Loan, (x) the representations and warranties set forth in this Agreement and each other Loan Document shall, in each case, be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect which such representation and warranty shall, in each case, be true and correct in all respects) and (y) no Default shall have then occurred and be continuing, or would result from the Tranche 5 Loan to be advanced on the Tranche 5 Borrowing Date, and (ii) all of the conditions set forth in Section 6.05 have been satisfied; provided that, with respect to the certification referenced in clause (x) above relating to representations and warranties set forth in this Agreement or any other Loan Document, (1) references in such representations and warranties to “the Closing Date” or “the date hereof” shall be deemed to be references to the “Tranche 5 Borrowing Date” for the Borrowing of the Tranche 5 Loan to be made on such day, and (2) the Borrower may supplement the Schedules hereto and the other Loan Documents as reasonably necessary in order for such certification to be true and correct; provided that no such supplement shall be permitted in the event that the Lenders reasonably determine that the circumstance or event necessitating such supplement constituted a Material Adverse Effect or (with respect to any supplement that does not reflect a transaction permitted pursuant to this Credit Agreement) was otherwise materially adverse to the interests of the Lenders under the Loan Documents. All documents and agreements required to be appended to a Tranche 5 Borrowing Certificate or an updated Perfection Certificate, if any, shall be in form and substance reasonably satisfactory to the Lenders, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.

(c) Delivery of Note. Each Lender shall have received a Note, dated as of the Tranche 5 Borrowing Date and reflecting the Borrowing made (or to be made) on such date, duly executed and delivered by a Responsible Officer of the Borrower.

(d) Pro Forma Balance Sheet. The Lenders shall have received a pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of the Tranche 5 Borrowing Date, prepared in accordance with GAAP applied consistently with the Borrower’s previous audited financial statements, giving effect to the Borrowing of the Tranche 5 Loan and the application of the proceeds thereof.

(e) Tranche 5 Warrants. The Lenders shall have received an executed counterpart of the Tranche 5 Warrant.

(f) Perfection Certificate. On the Tranche 5 Borrowing Date, the Lenders shall have received (i) an updated Perfection Certificate, dated as of such date, that is true and correct as of the Tranche 5 Borrowing Date, duly executed and delivered by a Responsible Officer of the Borrower, or (ii) a certificate duly executed and delivered by a Responsible Officer of the Borrower certifying that the information disclosed in the Perfection Certificate delivered pursuant to Section 6.01(h), remains true, correct and complete in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect which such representation and warranty shall, in each case, be true and correct in all respects) as of the Tranche 5 Borrowing Date; provided that each reference therein to the Closing Date shall be deemed to refer to such Tranche 5 Borrowing Date, and each reference to the Initial Loan shall be deemed to refer to the Tranche 5 Loan being made on such Borrowing Date.

(g) Lien Searches. The Lenders shall be satisfied with Lien searches regarding the Borrower and its Subsidiaries made within two Business Days (or such earlier date as may be agreed by the Collateral Agent) prior to the Borrowing of the Tranche 5 Loan.

(h) Material Adverse Change. No Material Adverse Change shall have occurred since December 31, 2018.

(i) Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries shall be reasonably satisfactory in form and substance to the Lender and its counsel, and the Lender and its counsel shall have received all information, approvals, resolutions, opinions, documents or instruments as the Lenders or their counsel may reasonably request.

(j) Fees, Expenses, Etc. (i) On the Tranche 5 Borrowing Date, the Lenders shall have received a delayed draw fee in an amount equal to $150,000, and (ii) on the Tranche 5 Borrowing Date, each of the Collateral Agent and the Lenders shall have received all fees, costs and expenses due and payable pursuant to Section 14.03 (including the Lenders’ legal fees and expenses).

(k) Achievement of Revenue Milestone. For any period of twelve (12) consecutive months ending no later than December 31, 2020, the Borrower and its Subsidiaries shall have generated at least $40,000,000 in Revenue and the Borrower shall have provided evidence reasonably satisfactory to the Collateral Agent that it has generated such levels of Revenue during such period.

F. Section 7.13(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) The pro forma balance sheets delivered pursuant to Section 6.01(e) and, if the Delayed Draw Loan, any Tranche 3 Loan, the Tranche 4 Loan or the Tranche 5 Loan is made, Sections 6.02(d), 6.03(d), 6.04(d) and 6.05(d), as applicable, each set forth a complete and correct list of all outstanding Indebtedness of the Borrower and each of its Subsidiaries outstanding as of the date of such balance sheet.

G. Section 10.03 of the Credit Agreement is hereby amended by replacing the reference to “Administrative Agent” therein with “Collateral Agent”.

H. Schedule 1 to the Credit Agreement is hereby amended and restated in its entirety as Exhibit A hereto.

SECTION 2. ACKNOWLEDGEMENT, AGREEMENT AND CONSENT AND REPRESENTATIONS AND WARRANTIES.

A. Each Obligor confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Obligor under each Loan Documents to which such Obligor is a party shall not be impaired and each Loan Document to which such Obligor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

B. Each Obligor hereby acknowledges and agrees that the Guaranteed Obligations will include all Obligations under, and as defined in, the Credit Agreement as amended by this Amendment.

C. Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Credit Agreement.

D. In order to induce the Collateral Agent and the Lenders to enter into this Amendment, each Obligor represents and warrants to the Collateral Agent and the Lenders that the following statements are true, correct and complete:

(i) such Obligor has full power, authority and legal right to enter into this Amendment and perform its obligations under this Amendment and each Loan Document as amended hereby or thereby;

(ii) (1) the transactions contemplated by this Amendment are within such Obligor’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary holders of Equity Interests and (2) this Amendment has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii) the transactions contemplated by this Amendment (1) do not require any Governmental Approval of, registration or filing with, or any other action by, any Governmental Authority or any Person, except for such as have been obtained or made and are in full force and effect, (2) will not violate (x) any Law or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (y) the Organic Documents of such Obligor or its Subsidiaries, (3) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Obligor or its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (4) will not result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of such Obligor or its Subsidiaries; and

(iv) both immediately before and after giving effect to this Amendment, (x) the representations and warranties set forth in this Amendment and each other Loan Document shall, in each case, be true and correct and (y) no Default shall have then occurred and be continuing, or would result from this Amendment or the transactions contemplated hereby.

SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to as the “Amendment Effective Date”):

A. The Obligors, the Collateral Agent and the Lenders shall have indicated their consent to this Amendment by the execution and delivery of the signature pages hereto to the Collateral Agent.

B. The Borrowing of all Tranche 3 Loans shall have occurred in an aggregate principal amount of $10,000,000 and all conditions precedent thereto shall have been satisfied.

C. The Lenders shall have received (i) an officer’s certificate of each Obligor, either confirming that (x) there have been no changes to its Organic Documents since October 16, 2018, or if there have been changes to its Organic Documents since such date, certifying as to such changes and (y) (1) the representations and warranties set forth in this Amendment and each other Loan Document (including the Credit Agreement both immediately before and after giving effect to this Amendment) are, in each case, true and correct and (2) no Default has occurred and is continuing, or would result from this Amendment or the transaction contemplated hereby, (ii) copies of resolutions of each Obligor’s Board then in full force and effect authorizing the execution and delivery of this Amendment and performance of the Credit Agreement as amended hereby, certified by a Responsible Officer of such Obligor, (iii) a copy of a good standing certificate of each Obligor dated a date reasonably close to the date hereof, and (iv) an incumbency certificate from each Obligor.

D. The Lenders shall have received one or more customary opinions (including from such local counsel as the Lenders may determine, in their sole discretion, is reasonably necessary), each dated the Amendment Effective Date and addressed to the Lenders and the Collateral Agent, from independent legal counsel to the Borrower and the other Obligors, in form and substance reasonably acceptable to the Lenders.

E. The Collateral Agent and the Lenders shall have received all reasonable and documented out of pocket expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 14.03 of the Credit Agreement) that are due and payable in connection with this Amendment.

SECTION 4. MISCELLANEOUS

A. Reference to and Effect on the Loan Documents.

(i) On and after the Amendment Effective Date, each reference in any Loan Document to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii) Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments, consents and modifications set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein or otherwise modified or consented to hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders or the Collateral Agent under the Credit Agreement or any other Loan Document.

(iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Collateral Agent or any Lender under any Loan Document or applicable Law.

(iv) This Amendment shall constitute a Loan Document.

B. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

C. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

D. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

SONENDO, INC.

By:	/s/ Michael Watts
Name:	Michael Watts (Print)
Title:	Chief Financial Officer

SUBSIDIARY GUARANTOR:

PIPSTEK, LLC

By:	/s/ Michael Watts
Name:	Michael Watts (Print)
Title:	Chief Financial Officer

TDO SOFTWARE, INC.

By:	/s/ Michael Watts
Name:	Michael Watts (Print)
Title:	Chief Financial Officer

PERCEPTIVE CREDIT HOLDINGS, LP, as the Collateral Agent and a Lender

By: Perceptive Credit Opportunities GP, LLC, its general partner

By:	/s/ Sandeep Dixit
Name:	Sandeep Dixit
(Print)
Title:	Chief Credit Officer

By:	/s/ Sam Chawla
Name:	Sam Chawla
(Print)
Title:	Portfolio Manager

Exhibit A

Schedule 1

to Credit Agreement

COMMITMENTS

Lender	Commitment (to make the Tranche 3 Loans)	Proportionate Share
Perceptive Credit Holdings, LP	$10,000,000	100%

TOTAL	$10,000,000	100%

Lender	Commitment (to make the Tranche 4 Loans)	Proportionate Share
Perceptive Credit Holdings, LP	$10,000,000	100%

TOTAL	$10,000,000	100%

Lender	Commitment (to make the Tranche 5 Loans)	Proportionate Share
Perceptive Credit Holdings, LP	$10,000,000	100%

TOTAL	$10,000,000	100%